                                                                 EXHIBIT 99.1


                     PRO FORMA CONSOLIDATED FINANCIAL DATA

    Our historical consolidated financial data for the year ended December 31, 1999 and for the nine months ended September 30, 2000 are derived from our consolidated financial statements. The historical financial statements for these periods include the results for the Lawrenceburg partnership on a consolidated basis with a deduction for the 42.5% minority interest in this partnership. The historical balance sheet data at September 30, 2000 have been derived from our unaudited condensed consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our consolidated financial position and results of operations for such periods.

    The pro forma consolidated financial data have been prepared by applying certain pro forma adjustments resulting from our expected acquisitions of the minority interests in the Lawrenceburg partnership, the issuance of an additional $150 million of our 10 3/4% senior subordinated notes due 2009 (the "Additional Notes") and anticipated borrowings of $213.6 million under our proposed amended and restated senior credit facility. The pro forma data assume that these transactions occurred on January 1, 1999, in the case of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 and the nine months ended September 30, 2000, and as of September 30, 2000, in the case of the Unaudited Pro Forma Consolidated Balance Sheet. The pro forma consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, our historical consolidated financial statements including the notes thereto. The pro forma adjustments, as described in the notes to the pro forma consolidated financial statements, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our financial position or results of operations that would have occurred had the transactions described above taken place on the dates indicated, nor are they necessarily indicative of future financial position or results of operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                  YEAR ENDED DECEMBER 31, 1999            NINE MONTHS ENDED SEPTEMBER 30, 2000
                            -----------------------------------------   -----------------------------------------
                                          PRO FORMA       AS ADJUSTED                 PRO FORMA       AS ADJUSTED
                            HISTORICAL   ADJUSTMENTS       PRO FORMA    HISTORICAL   ADJUSTMENTS       PRO FORMA
                            ----------   -----------      -----------   ----------   -----------      -----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
Casino....................   $559,147      $    --          $559,147     $502,428      $    --         $502,428
Admissions................     18,893           --            18,893       14,772           --           14,772
Food, beverage and
  other...................     57,998           --            57,998       50,348           --           50,348
                             --------      -------          --------     --------      -------         --------
                              636,038           --           636,038      567,548           --          567,548
Less: promotional
  allowances..............    (41,484)          --           (41,484)     (37,633)          --          (37,633)
                             --------      -------          --------     --------      -------         --------
  Net revenues............    594,554           --           594,554      529,915           --          529,915

COSTS AND EXPENSES:
Casino....................    250,559           --           250,559      218,988           --          218,988
Food, beverage and
  other...................     41,528           --            41,528       35,151           --           35,151
Other operating
  expenses................     27,866           --            27,866       22,615           --           22,615
Selling, general and
  administrative..........    117,003       (6,154)(a)       110,849      105,344       (5,089)(a)      100,255
Depreciation and
  amortization............     34,058        7,300 (b)        41,358       26,923        5,475 (b)       32,398
Development and
  preopening..............        515           --               515           --           --               --
Other.....................         --           --                --        6,800           --            6,800
                             --------      -------          --------     --------      -------         --------
  Income (loss) from
    operations............    123,025       (1,146)          121,879      114,094         (386)         113,708
                             --------      -------          --------     --------      -------         --------
Interest expense, net.....    (45,724)     (30,940)(c)       (76,664)     (26,257)     (25,694)(c)      (51,951)
                             --------      -------          --------     --------      -------         --------
Income (loss) before
  minority interests,
  income taxes and
  extraordinary item......     77,301      (32,086)           45,215       87,837      (26,080)          61,757
Minority interests........    (34,975)      34,061 (d)          (914)     (30,994)      30,317 (d)         (677)
Income tax expense........     (5,900)        (790)(e)        (6,690)     (22,538)      (1,695)(e)      (24,233)
Extraordinary loss on
  extinguishment of
  debt....................    (24,920)          --           (24,920)      (1,154)          --           (1,154)
                             --------      -------          --------     --------      -------         --------
Net income................     11,506        1,185            12,691       33,151        2,542           35,693
                             ========      =======          ========     ========      =======         ========
Diluted income per
  share...................   $   0.40      $  0.04          $   0.44     $   1.14      $  0.08         $   1.22
Shares outstanding........     28,325           --            28,325       28,393           --           28,393
Ratio of earnings to fixed
  charges.................       2.5x           --              1.6x         3.9x           --             2.1x

SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                       SEPTEMBER 30, 2000
                                                          --------------------------------------------
                                                                        PRO FORMA          AS ADJUSTED
                                                          HISTORICAL   ADJUSTMENTS          PRO FORMA
                                                          ----------   -----------         -----------
                                                                         (IN THOUSANDS)
Cash and cash equivalents...............................   $ 49,585      $     --            $ 49,585
Other current assets....................................      7,828           602 (f)           8,430
                                                           --------      --------            --------
      Total current assets..............................     57,413           602              58,015

Net property and equipment..............................    395,861            --             395,861

Other assets:
  Deferred finance costs, net...........................      7,324         5,643 (c)          12,967
  Goodwill and other intangible assets, net.............     56,445       297,689 (b)         354,134
  Other, net............................................      2,732            --               2,732
                                                           --------      --------            --------
      Total other assets................................     66,501       303,332             369,833
                                                           --------      --------            --------
Total assets............................................   $519,775      $303,934            $823,709
                                                           ========      ========            ========
CURRENT LIABILITIES:
  Accounts payable......................................   $ 12,766      $     --            $ 12,766
  Other current liabilities.............................     75,654            --              75,654
  Current maturities of long-term debt..................     10,426        (5,782)(c)           4,644
                                                           --------      --------            --------
      Total current liabilities.........................     98,846        (5,782)             93,064

Long-term debt..........................................    263,525       366,049 (c)         629,574
Deferred income taxes...................................      7,402         1,722 (f)           9,124
Other long-term obligations.............................        231            --                 231
Minority interests in equity of consolidated
  subsidiaries..........................................     58,055       (58,055)(d)              --

STOCKHOLDERS' EQUITY:
  Common stock $.01 par; 60,000,000 shares authorized;
    28,392,757 issued and outstanding at September 30,
    2000................................................        284            --                 284
  Capital in excess of par..............................     80,681            --              80,681
  Retained earnings.....................................     10,751            --              10,751
                                                           --------      --------            --------
      Total stockholders' equity........................     91,716            --              91,716
                                                           --------      --------            --------
Total liabilities and stockholders' equity..............   $519,775      $303,934            $823,709
                                                           ========      ========            ========

SEE NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)

(a) Reflects the reduction in financial advisory fee equal to 5.0% of the Lawrenceburg casino's EBITDA paid to Conseco. Following the purchase of Conseco's minority interest, this financial advisory fee will no longer be paid.

(b) Reflects estimated adjustments to record and amortize goodwill and acquisition costs due to the acquisition of Conseco's 29% and Centaur's 13.5% minority interests in the Lawrenceburg partnership. Goodwill resulting from the acquisition is being amortized over 40 years.

    Because we currently are the majority owner of the Lawrenceburg partnership, our historical financial statements include the assets, liabilities and results of operations for the Lawrenceburg partnership on a fully consolidated basis. As a result, we have allocated the entire purchase price on a preliminary basis to goodwill. The final purchase price allocation will be based on the fair market value of the tangible and intangible assets acquired and liabilities assumed as compared to the historical balances of such assets and liabilities on the respective transaction dates.

    The following table sets forth the purchase price of these minority interests as if they were acquired on September 30, 2000:

PURCHASE PRICE:                                               (IN THOUSANDS)
  Conseco minority interest.................................     $260,000
  Centaur minority interest.................................      105,000
  Acquisition costs.........................................        2,000
  Deferred income taxes on minority interest................        1,120
  Less Conseco partner loan.................................      (12,376)
  Less net book value of minority interest..................      (58,055)
                                                                 --------
    Purchase price allocated to goodwill....................     $297,689
                                                                 ========

    Assuming that we purchased the minority interests in the Lawrenceburg partnership as of January 1, 1999 and using a 40 year amortization period, goodwill amortization would have been $7,300 and $5,475 for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

(c) Following are the estimated sources and uses of funds necessary to acquire the minority interests as if they were acquired on January 1, 1999:

SOURCES OF FUNDS:                                             (IN THOUSANDS)
  Proceeds from Additional Notes, including unamortized
    premium of $9.0 million.................................    $ 159,000
  Additional credit facility borrowings.....................      213,643
                                                                ---------
    Total sources of funds..................................    $ 372,643
                                                                =========
USES OF FUNDS:
  Purchase of minority interests............................    $(365,000)
  Acquisition costs.........................................       (2,000)
  Financing costs...........................................       (5,643)
                                                                ---------
    Total uses of funds.....................................    $(372,643)
                                                                =========

    The overall estimated change in long-term debt including current maturities at September 30, 2000 is as follows:

                                                              (IN THOUSANDS)
Proceeds from Additional Notes..............................     $159,000
Additional credit facility borrowings.......................      213,643
Less Lawrenceburg partnership loan to Conseco repaid as a
  part of the minority interest purchase price..............      (12,376)
                                                                 --------
Pro forma adjustment to debt as of September 30, 2000.......     $360,267
                                                                 ========

    Pro forma adjustment to interest expense is as follows:

                                                          YEAR        NINE MONTHS
                                                         ENDED           ENDED
                                                      DECEMBER 31,   SEPTEMBER 30,
                                                          1999           2000
                                                      ------------   -------------
                                                             (IN THOUSANDS)
Interest on Additional Notes at 10 3/4%.............     $16,125        $12,094
Less amortization of premium on Additional Notes....      (1,082)          (812)
Interest on additional line of credit borrowings....      17,213         14,618
Deferred finance cost amortization..................         715            536
Reduction in partner loan interest rate.............      (2,164)        (1,030)
Other, net..........................................         133            288
                                                         -------        -------
                                                         $30,940        $25,694
                                                         =======        =======

    The pro forma interest expense assumes an effective net interest rate of 9.461% on the Additional Notes and 8.1% and 9.1% on the additional line of credit borrowings for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

(d) Reflects the elimination of minority interest and minority interest expense attributable to the Lawrenceburg partnership as a result of the acquisition of these minority interests.

(e) Reflects increase in tax expense to result in an effective tax rate of 40% on the incremental pro forma as adjusted income from continuing operations.

(f) Reflects estimated deferred income tax benefit and liability from acquisition of minority partnership interests.

                               SUMMARY OTHER DATA

     The following summary other data has been derived from our consolidated financial statements. The summary pro forma other data have been prepared by applying certain pro forma adjustments resulting from the offering of the Additional Notes, anticipated borrowings of $213.6 million under our proposed amended and restated senior credit facility and the expected purchases of the minority interests in the Lawrenceburg casino for $365 million. The pro forma other data assumes that these transactions occurred on January 1, 1999. The pro forma other data are presented for information purposes only and have been derived from our consolidated financial statements, including the notes thereto.

                                                          YEAR ENDED        NINE MONTHS ENDED
                                                         DECEMBER 31,         SEPTEMBER 30,
                                                    --------------------   -------------------
                                                                  PRO                   PRO
                                                                 FORMA                 FORMA
                                                      1999        1999       2000       2000
                                                    ---------   --------   --------   --------
                                                         (IN THOUSANDS, EXCEPT RATIO DATA)
OTHER DATA:
EBITDA(a).........................................  $ 157,083    163,237   $147,817    152,906
Adjusted EBITDA(b)................................    111,312    163,237    109,970    152,906
Depreciation and amortization.....................     34,058     41,358     26,923     32,398
Capital expenditures..............................     37,162     37,162     22,465     22,465
Ratio of EBITDA to interest expense...............       3.2x       2.1x       5.4x       2.9x
Ratio of total debt to LTM EBITDA.................       2.4x       4.4x       1.4x       3.2x
Ratio of Adjusted EBITDA to Adjusted Interest
  Expense(b)......................................       2.6x       2.1x       4.5x       2.9x
Ratio of Adjusted Total Debt to Adjusted LTM
  EBITDA(b).......................................       3.1x       4.4x       1.8x       3.2x
Ratio of earnings to fixed charges(c).............       2.5x       1.6x       3.9x       2.1x

------------

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as an indicator of cash flow or a measure of liquidity). EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has other significant uses of cash flows, including debt service and capital expenditures, which are not reflected in EBITDA.

(b) The following table reflects adjustments necessary to calculate Adjusted EBITDA, Adjusted Total Debt and Adjusted Interest Expense after consideration of the Lawrenceburg minority interests. Adjusted EBITDA is presented to reflect the elimination of that portion of EBITDA that is attributable to the minority partners of the Lawrenceburg casino. Similarly, Adjusted Total Debt and total interest expense eliminate that portion of total debt and total interest expense owed or attributable to the minority partners of the Lawrenceburg casino. The pro forma other data reflects no adjustments as we will own 100% of the Lawrenceburg casino.

                                                                YEAR ENDED   NINE MONTHS ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                                  1999             2000
                                                               ------------  -----------------
                                                                      (IN THOUSANDS)
    EBITDA
    As reported...............................................  $157,083         $147,817
    Deduct EBITDA attributable to Lawrenceburg minority
      interests...............................................   (45,771)         (37,847)
                                                                --------         --------

      Adjusted EBITDA.........................................  $111,312         $109,970
                                                                ========         ========

    TOTAL DEBT
    As reported...............................................  $379,373         $273,951
    Deduct Lawrenceburg partner loans.........................   (28,911)         (12,376)
    Deduct 42.5% Lawrenceburg vessel loan.....................    (7,622)          (6,191)
                                                                --------         --------

      Adjusted Total Debt.....................................  $342,840         $255,384
                                                                ========         ========

    TOTAL INTEREST EXPENSE
    As reported...............................................  $ 48,594         $ 27,417
    Deduct interest on Lawrenceburg partner loans.............    (5,121)          (2,534)
    Deduct 42.5% of interest on Lawrenceburg vessel loan......      (807)            (507)
                                                                --------         --------

      Adjusted Total Interest Expense.........................  $ 42,666         $ 24,376
                                                                ========         ========

(c) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before income taxes plus fixed charges less capitalized interest and preferred equity return to Lawrenceburg partner) by fixed charges (interest expense plus capitalized interest plus preferred equity return to Lawrenceburg partner and one third of rental expense (the portion deemed representative of the interest factor)).